Exhibit 99.1

Press Release

St. Bernard Software Completes Merger With Sand Hill IT Security Acquisition Corporation

Thurday July 27, 1:53 pm ET

Combination Creates Leading Provider of IT Security Solutions for the small and Medium Sized Enterprise Market

SAN DIEGO, July 27 /PRNewswire-FirstCall/ -- St. Bernard Software, Inc., a global provider of security solutions, and Sand Hill IT Security Acquisition Corp. (Sand Hill) (OTC Bulletin Board: SHQC - News), today announced the closing of the merger of the two companies. The merged company will continue to operate as St. Bernard Software. The company will continue to trade on the OTC Bulletin Board under the symbol SHQC.ob and intends to apply for listing on NASDAQ.

St. Bernard Software is a San Diego based company whose security appliances and software provide small and medium sized enterprises (SME) with advanced perimeter and system security solutions, including Internet and email filtering. As a result of the merger, St. Bernard Software will continue to enhance its sales and marketing efforts, with an emphasis on North American channel and international expansion. The company will also focus on advancing new product development with a willingness to pursue targeted strategic acquisitions.

"We are extremely pleased that our respective shareholders recognized the compelling strategic and economic benefits of this merger, and are highly confident that this merger will increase our competitive advantage while enhancing our relationships with customers and partners," said John Jones, CEO of St. Bernard Software. "We remain committed to offering new and existing SME customers high value security solutions, and look forward to the company's continued success."

"St. Bernard Software now has a stronger balance sheet to match its world class security business that focuses on the large and underserved SME market segment," said Humphrey Polanen, chairman and CEO of Sand Hill. "With a subscription based business model creating a recurring revenue stream, I believe the company will have increased revenue visibility beyond that of a traditional software company with a licensing model."

Upon completion of the merger, Vincent Rossi will join St. Bernard Software as President and Chief Operating Officer (COO). Mr. Rossi will assume responsibility for all business operations and provide leadership on strategic, technology and sales and marketing initiatives. John Jones will retain the position of Chief Executive Officer (CEO), and Al Riedler will continue in his role as Chief Financial Officer (CFO). Humphrey Polanen, Chairman and CEO of Sand Hill, will serve as Chairman of the Board of St. Bernard Software.

About St. Bernard Software

St. Bernard Software (OTC Bulletin Board: SHQC.ob - News) is a global provider of security solutions, including Internet and email filtering appliances, patch management and data backup. Deployed across millions of computers worldwide, the company's award-winning products deliver innovative security solutions that offer the best combination of ease-of-use, performance and value. Established in 1995 with headquarters in San Diego, California and an international office in the United Kingdom, St. Bernard Software sells and supports its products directly and through partners, distributors and OEM worldwide. For more information, visit the St. Bernard Software web site at www.stbernard.com.

This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Sand Hill's and St. Bernard Software's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: difficulties encountered in integrating merged businesses, whether certain market segments grow as anticipated; the competitive environment in the software industry and competitive responses to the completed merger, as well as other relevant risks detailed in Sand Hill's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Sand Hill nor St. Bernard Software assumes any obligation to update the information contained in this press release.